Exhibit 4.1

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

This unofficial English translation is provided for reference only. In the event of any inconsistency between, or if there is any discrepancy in interpreting, provisions in Chinese language version shall prevail.

Ocean Engine Marketing Agent Business Cooperation Agreement

Contract No.: CONT20251125460779

Party A: Henan Ocean Engine Information Technology Co., Ltd.

Company address: Room 1115, 11th Floor, Building A, Zhengzhou Press Building, No. 1 Boti Road, Zhongyuan District, Zhengzhou, Henan Province

Contact person: [*]

Contact telephone: [/]

Contact email: [*]

Mailing address: Room 1115, 11th Floor, Building A, Zhengzhou Press Building, No. 1 Boti Road, Zhongyuan District, Zhengzhou, Henan Province

(The contact email specified for Party A in this Agreement, or an email address ending in [*], is a valid email address for Party A to send and receive notices.)

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Company address: Room 801, Block C, 8th Floor, Building 103, Huizhongli, Chaoyang District, Beijing

Contact person: [*]

Contact telephone: [*]

WeChat ID: [*]

Contact email: [*]

Mailing address: Room 801, Block C, 8th Floor, Rock Times, Huizhongli, Chaoyang District, Beijing

(The contact email specified for Party B in this Agreement, or an email address ending in [*], is a valid email address for Party B to send and receive notices.)

Party A and Party B are each referred to in this Agreement as a “Party” and together as the “Parties.”

In accordance with the currently effective laws, regulations, rules and national standards of the People’s Republic of China, the Parties, following amicable consultation, enter into this Agreement concerning Party B’s engagement of Party A to provide Ocean Engine Marketing Platform services to customers represented by Party B. The Ocean Engine Ark Platform Service Agreement confirmed by Party B on the Ocean Engine Ark Platform (URL: https://lf3-cdn-tos.draftstatic.com/obj/ies-hotsoon-draft/agent_web/user_protocol.html; the “Online Agreement”), together with other agreements, platform rules, policies, specifications, rules for use of services, notices and other content concerning Ocean Engine Marketing Platform services that have been or are published during the performance of this Agreement on the Ocean Engine Ark Platform or the Ocean Engine Marketing Platform, form part of this Agreement. The Ocean Engine Ark Platform and the Ocean Engine Marketing Platform may update the foregoing agreements, rules, notices and content from time to time and notify Party B by website announcement, in-platform message, email, telephone or letter. Such notice is deemed delivered to and binding on Party B when announced or sent.

Part I Business Terms

Article 1 Cooperation

1. Party B engages Party A to provide Ocean Engine Marketing Platform services, in accordance with this Agreement, to customers represented or served by Party B and shall pay Party A the agreed service fees.

2. Party A authorizes Party B to act as a general agent throughout China, except with respect to automobile manufacturers and automobile dealers. Party A may unilaterally adjust or change the scope and term of Party B’s agency, as specified in Party A’s notice. The rules for developing and serving customers in the real estate industry are governed by the Cooperation Rules published on the Ocean Engine Ark Platform (the precise title shall be as published on that platform; the “Real Estate Customer Development Rules”). During the agency term, being the cooperation period under this Agreement, Party B may represent only the Ocean Engine Marketing Platform services within the scope authorized by Party A and may not conflict with the customer development territory of the relevant agent for real estate industry customers under the Real Estate Customer Development Rules.

Article 2 Cooperation Period

1. The cooperation period between the Parties runs from January 1, 2026 through December 31, 2026. Services under this Agreement terminate when that period expires. If this Agreement is rescinded or terminated early, the cooperation period ends on the date of such early rescission or termination.

2. Upon expiration of the cooperation period, except where this Agreement is rescinded or terminated early due to Party B’s breach of contract or violation of rules, if Party B’s or its customers’ accounts retain a cash balance prepaid but not yet spent on placements and Party B elects to continue using it, that balance may be used for bidding placements only during the three calendar months following expiration (the “Extension Period”). No further top-ups are permitted, and placements during the Extension Period remain subject to this Agreement unless the Parties agree otherwise. At the end of the Extension Period, Party A, the Ocean Engine Ark Platform and the Ocean Engine Marketing Platform may close Party B’s and its customers’ accounts and account access rights. Spending incurred after expiration of the cooperation period, including spending during the Extension Period, is excluded from calculations of Party B’s rebates, incentives and similar preferential policies.

Article 3 Payment Terms

1. Payment period

(i) For bidding placements using the Services, Party B shall pay Party A the service fees within the following period:

☐ Monthly payment. Each calendar month is a settlement period. Party B shall pay the service fees for each settlement period in full, with funds received by Party A, by the 28th day of the first calendar month after the end of that settlement period (or, if that day is not a business day, by the preceding business day). The Parties may reconcile service fees incurred during each settlement period on a timely basis, but shall complete reconciliation no later than the end of the following period. After receiving an order bearing Party B’s seal, a Settlement Statement bearing Party B’s seal or confirmed by Party B by clicking, or service settlement data confirmed by the Parties in another form (with the specific confirmation method subject to Party A’s notice), Party A shall promptly issue an invoice to Party B for an equivalent amount.

For example, service fees incurred in January shall be paid by Party B and received in full by Party A by February 28, and likewise for subsequent months.

(i) For non-bidding placements using the Services, Party B shall pay Party A the service fees within the following period:

☐ Prepayment. Party B shall pay Party A the service fees, with funds received by Party A, before using the Services. Each calendar month is a settlement period. The Parties may reconcile service fees incurred during each settlement period on a timely basis, but shall complete reconciliation no later than the end of the following period. After receiving an order bearing Party B’s seal, a Settlement Statement bearing Party B’s seal or confirmed by Party B by clicking, or service settlement data confirmed by the Parties in another form (with the specific confirmation method subject to Party A’s notice), Party A shall promptly issue an invoice to Party B for an equivalent amount.

Party B acknowledges and confirms that, for non-bidding placements using the Services that include special project resource packages, Party A may unilaterally notify Party B of an adjustment to the payment period specified in this Agreement.

2. Type of invoice: Unless otherwise agreed in writing, Party B may apply for an invoice for service fees actually incurred and paid in accordance with the invoicing rules published on the Ocean Engine Ark Platform.

3. Party B shall pay Party A by bank transfer or a method displayed on the Ocean Engine Ark Platform. Party A does not accept other payment methods. The settlement currency is Renminbi. Party A’s receiving bank account details are:

Account name: Henan Ocean Engine Information Technology Co., Ltd.

Bank: Bank of China Limited, Beijing Zhichun Road Sub-branch

Account number: [*]

Part II General Terms

Article 1 Definitions

1. “Ocean Engine Marketing Platform” means the website identified as the “Ocean Engine Marketing Platform” (URL: https://ad.oceanengine.com/) and the “Ocean Engine Marketing” module in the client application identified as “Ocean Engine,” lawfully operated by Party A or its affiliates.

2. “Ocean Engine Ark Platform” means the service and management platform lawfully operated by Party A or its affiliates, which may provide contract execution, customer follow-up, business processes, placement optimization, intelligent data analysis and other services (subject to the services actually provided by the platform), referred to below as the “Ark Platform.”

3. “Media Platforms” means client applications, websites and mini-programs operated by Party A or its affiliates, and other online spaces operated by partners for which Party A or its affiliates arrange placement inventory through technical services, to display Content Materials, goods and services in webpage, placement and other inventory positions. These include Douyin, Douyin Express/Lite, Xigua Video, Toutiao, Toutiao Search, Toutiao Express/Lite, Toutiao Search Express/Lite, media platforms cooperating with Pangle, and other media platforms cooperating with the Ocean Engine Marketing Platform.

4. “Ocean Engine Marketing Platform Services” or “Services” means a range of services provided to customers through the continually updated technology, systems, software and applications of the Ocean Engine Marketing Platform, including software technology services, account services, technology-driven and intelligent placement services, data analysis and monitoring services, model optimization services, intelligent creative optimization services, data management services, effectiveness analysis and tracking services. “Technology-driven and intelligent placement services” means services that, based on placement units or orders created by Party B, analyze, monitor, collate and process Party B’s placement units and order requirements, optimize models, and display Party B’s Content Materials in suitable formats in inventory positions on Media Platforms selected by the system (whether already connected or to be connected in the future), in accordance with continually optimized analysis and placement models and display rules, to improve matching and conversion efficiency, and further provide follow-on tracking after display. A “placement unit” is the smallest module set up under a project on the Ocean Engine Marketing Platform to carry out a bidding placement using the Services. If the Platform Agreement updates or adjusts the foregoing definition of Services, the definition in that agreement, as effective following such update or adjustment, shall prevail.

5. “Party B’s Placement Subject” or “Placement Subject” means goods, services or any other lawful subject of promotion displayed by customers represented or served by Party B, including brands, livestream rooms, stores, websites and app products. Party B warrants that it and its customers possess the lawful rights or sufficient authorization necessary to use the Services and perform this Agreement, including copyrights, trademark rights and portrait rights.

6. “Content Materials” means information content designed or produced by Party B or its customers, commissioned from a third party, authorized by a third party, or generated through functions related to the Services to display a Placement Subject; keyword and website information submitted by Party B or its customers; and information content submitted and displayed by Party B or its customers when using functions related to the Services. Content Materials include text, images, Flash, audio, video and livestreams; all component images, likenesses, names, logos, trademarks, brands, music, sounds, dialogue and visual designs; and the landing page itself.

7. “Landing Page” means the webpage to which Content Materials point, or to which a link in Content Materials points, that a Media Platform user can reach directly or by redirection after viewing and clicking the Content Materials.

8. “Performance Conduct” means business activities concerning the products or services placed using the Services and downstream activities after placement, specifically all marketing, transaction and after-sales activities in the course of Party B’s customers, their affiliates or related parties providing goods or services to users after the users view or click Content Materials.

9. “Affiliated Platforms” means mobile client applications or websites operated by Party A’s affiliates, and media websites or applications with which Party A’s affiliates have technical cooperation. These include Media Platforms, Douyin Store, Douyin Laike, matchmaking service platforms, Ocean Engine Creative, Ocean Engine Workbench, Ocean Engine Cloud Map, DOU+, Ocean Engine Star Map, the Ocean Engine Marketing Platform, Ocean Engine Qianchuan and Ocean Engine Local Promotion. If the name, operator or URL/domain of any platform under this Agreement, including the Ark Platform and Affiliated Platforms, changes, the change shall be subject to notice at that time and shall not affect the validity of this Agreement.

10. “Service-Related Agreements and Rules” means agreements, rules, specifications, notices, policies, announcements and other content published by Party A, its affiliates or any platform before or during the performance of this Agreement, which Party B and its customers agree to, confirm and must comply with before and during their use of the services and functions under this Agreement.

11. “Restrictive Measures” means measures taken by Party A, its affiliates and the platforms under applicable laws and regulations, this Agreement, the Online Agreement, the Platform Agreement and the Service-Related Agreements and Rules to restrict some or all functions of Party B’s, its customers’ or their affiliates’ accounts. These include closing or banning accounts; restricting account registration or opening; freezing or deducting cash balances or preferential benefits in accounts (including grants, cashback credits and coupons); restricting participation in platform events; restricting placements (including Content Materials, display, targeting objectives and audiences); restricting, freezing or deducting rebates and incentive payments; restricting fund functions (including top-ups, transfers, transactions and refunds, and freezing, reducing or cancelling credit limits); and restricting other functions related to the Services.

12. “Ocean Engine Workbench” means a comprehensive platform providing Ocean Engine account users with technical service support for end-to-end management and operation of commercial activities (URL: https://business.oceanengine.com/), including cross-account and role-based access and permissions, operation of assets and funds, marketing in multiple scenarios, and data insights across business platforms.

13. “Ocean Engine Account” means a set of credentials registered by a user through an email address, mobile number or third-party account authorization, used to access and use business platforms connected to the Ocean Engine account system (as listed on the Ocean Engine Workbench) and identify the user.

14. “Non-Business Day” means a rest day or statutory holiday prescribed by national laws and regulations.

Article 2 Cooperation and Cooperation Policies

1. Party B engages Party A to provide Ocean Engine Marketing Platform Services (the “Services”) to customers represented by Party B (also called “Party B Customers” or “Party B’s Represented Customers” in this Agreement) in accordance with this Agreement, and shall pay Party A the agreed service fees.

2. Regardless of the legal relationship between Party B and its represented customers, Party B shall enter into the relevant agreements with those customers in its own name and, as a party to those agreements, directly enjoy rights and assume obligations. Party B shall clearly agree with its represented customers on their respective scopes of work, specific services and service standards. Party B may not refuse to perform this Agreement for any reason arising between it and a represented customer. Any dispute between Party B and a Party B Customer concerning account registration, cancellation or operation; placement unit or order settings; settlement of service fees or other fees; placement strategies; Party B’s breach of its agreement with a represented customer; or unclear terms between them shall be resolved by Party B and the represented customer without involving Party A or its affiliates.

3. Party B acknowledges that, during the cooperation period, Party A may establish assessment periods and performance criteria concerning Party B’s use of the Services within each period, as separately notified by Party A or published on the Ark Platform. At the start of each assessment period, Party A shall assess Party B’s performance and cumulative performance against the relevant criteria for the preceding and earlier assessment periods. If Party B fails to meet any criterion, Party A may immediately rescind this Agreement without liability for breach or compensation.

4. During the cooperation period, if Party B uses the contact methods specified in this Agreement or its account to apply for and confirm distribution policies, inventory rebate policies or other incentive policies approved by Party A or its affiliates (collectively, “Incentive Policies,” including their terms, actual implementation and security deposits), the framework policy terms so confirmed constitute Party B’s true expression of intent and are legally effective and binding on Party B. If the Parties enter into a separate written agreement concerning an Incentive Policy, that agreement shall govern.

Article 3 Scope and Provision of Services

1. The scope, manner and corresponding requirements of the Ocean Engine Marketing Platform Services that Party B engages Party A to provide under this Agreement are governed by the “Scope and Methods of Platform Services” provision of the Ocean Engine Marketing Platform Service Agreement (URL: https://ad.oceanengine.com/overture/account/agreement/; the “Platform Agreement”). These include account-related services, technology-driven and intelligent placement services, software system services, targeting capabilities, estimated data services and other functional modules and individual services.

2. Party B irrevocably represents, confirms and warrants that it has read in full and fully understands the “Scope and Methods of Platform Services” provision of the Platform Agreement at the URL in paragraph 1 of this Article. The obligations, liabilities and other binding terms imposed on customers by that provision are equally binding on Party B. Party B shall use the Ocean Engine Marketing Platform Services and related functions, perform its obligations and assume its liabilities in accordance with that provision. If the Platform Agreement updates or adjusts that provision, its terms as effective following the update or adjustment shall govern.

3. Party B may submit placement units or orders to purchase and use the Ocean Engine Marketing Platform Services through:

(1) the operating procedures and instructions of the Ark Platform and the Ocean Engine Marketing Platform; (2) email or a written supplemental agreement confirmed by the Parties; or (3) another effective method specified in this Agreement.

4. Placements using the Services under this Agreement may be non-bidding or bidding placements. Party B shall place orders and conduct placements in accordance with prompts and instructions on the Ark Platform and the Ocean Engine Marketing Platform. Party B shall carefully read and comply with the relevant ordering and placement rules of those platforms, is responsible for its own operations and may not deny the validity of those operations for any reason.

(1) Non-bidding placements include brand placements, project resource packages (such as placements for self-produced programs and specific events) and other non-standard inventory. For non-bidding placements, Party B agrees and confirms that it shall comply with the Non-Bidding Placement Product Service Agreement (URL: https://support.oceanengine.com/support/content/145340?spaceId=195&mappingType=2) and the “Scope and Methods of Platform Services” provision of the Platform Agreement. Party A may provide the relevant non-bidding placement product services and charge and settle fees in accordance with those provisions.

(2) If Party B uses the Services for bidding placements, the terms and conditions concerning bidding placements under the “Scope and Methods of Platform Services” provision of the Platform Agreement shall apply.

5. Party B acknowledges and confirms that the results and effectiveness of the Services are affected by various factors, including the condition of its Placement Subjects, the quality of Content Materials, Party B’s operations, Performance Conduct and changes in the external competitive environment. Regardless of the service, placement or billing method used, neither Party A nor any platform makes any express or implied commitment concerning the effectiveness of Party B’s or its customers’ use of the Services, or the sales, brand image, business performance or investment returns of the products or services placed by Party B or its customers.

Article 4 Service Fees and Preferential Benefits

1. Party B shall pay Party A service fees for the Services it uses in accordance with this Agreement. To ensure continued use, Party B shall pay service fees and renew its funding promptly. Party A is not liable if Party B’s failure to pay or renew promptly results in removal of Party B’s Content Materials or suspension of the Services, and Party A reserves the right to terminate this Agreement.

2. Billing methods: Service fees under this Agreement will be charged using bidding methods, including CPC (cost per click), OCPC (optimized cost per click), CPM (cost per thousand impressions) and OCPM (optimized cost per thousand impressions), or non-bidding methods (as specified in the Non-Bidding Placement Product Service Agreement). Specific billing details are as displayed on the platform product page. The billing currency is Renminbi. Under a bidding billing method, billing begins when the bidding ranking result for a particular click or impression opportunity is determined. If Party B’s topped-up amount is insufficient to pay the service fees in full when that result is determined, Party A may require Party B to pay the shortfall and/or impose Restrictive Measures on Party B and its account.

3. Service fees are calculated programmatically based on Party B’s placement settings, including bids, target ROI and budget, and the Services actually received. Party B understands and confirms that there is a time lag between the system’s receipt of its instructions and execution of a placement, and between a user’s viewing and clicking the Content Materials. The platform therefore cannot accurately forecast the final placement amount. Accordingly, Party B’s placement budget is only an estimated amount, not an exact or fixed fee standard. The final service fees are based on the Services actually received and the spending actually incurred by Party B and its customers. Party A and its affiliates will use their greatest reasonable efforts to provide Services corresponding to Party B’s budget or, if no budget is set, the account balance. Due to current technological limitations, actual spending may exceed that budget or account balance. Party B acknowledges and agrees that, if final service fees exceed its budget or account balance, Party A may deduct the relevant fees from Party B’s and its customers’ accounts based on the Services actually received, require Party B to pay additional service fees and/or impose Restrictive Measures on Party B and its customers.

4. If Party B’s or its customers’ accounts contain prepaid but unspent cash balances before execution of this Agreement, Party B confirms that those balances are carried forward under this Agreement from the commencement date of the cooperation period and are governed by this Agreement.

5. Party B acknowledges and confirms that, even if it uses a non-prepayment method, any cash balance in Party B’s or its customers’ accounts will be spent first. After that balance is exhausted, Party B shall pay Party A the service fees in accordance with the payment terms above.

6. After the cooperation period expires, credit limits in Party B’s and its customers’ accounts may no longer be used for placements or spending. If Party B nevertheless uses a credit limit for placements and spending, it agrees and warrants that it will immediately pay Party A the service fees corresponding to the credit so spent upon Party A’s notice.

7. If Party B uses a non-prepayment method, it may use credit granted by Party A to obtain the Services. A “credit limit” is an amount Party B may use in advance, during a specified period, to purchase and use the Services. Unused credit expires automatically at the end of that period and does not carry over. Party B shall pay, in full and on time within the payment period specified in this Agreement, service fees equal to the credit spent during each settlement period. If Party B’s demand for the Services exceeds the credit granted by Party A during a settlement period, Party B shall prepay the service fees for the excess. Party A may unilaterally adjust Party B’s credit limit and payment method based on factors including Party B’s demand for the Services, past placements, Performance Conduct, creditworthiness and business condition.

8. If Party B uses a non-prepayment method, whenever Party A has reasonable grounds to believe that Party B is about to lose or has lost the ability to pay, is at risk of overdue payment, or has already paid late, Party A may suspend Party B’s Services at any time, immediately remove Content Materials currently being placed, impose corresponding Restrictive Measures, and demand immediate payment of all unpaid amounts, whether or not due. Party A may also change Party B’s payment method from “spend first, pay later” to prepayment, require Party B to pay a security deposit, or require another form of security acceptable to Party A.

9. From the date Party B’s payment method changes to prepayment, Party A may reset the credit limits in Party B’s and its customers’ accounts to zero.

10. When Party B edits or pauses a placement unit or order, data concerning service fees already incurred takes time to be transmitted back. Before an instruction is successfully executed, the system may therefore continue to provide Services and conduct placements under the prior settings, charge service fees and deduct balances in Party B’s and its customers’ accounts, with a delay before the charges appear on the platform dashboard.

11. Under the Service-Related Agreements and Rules, or in other circumstances, the platforms may issue coupons, grants, cashback credits and other preferential benefits to eligible customers. Party B confirms that preferential benefits received by Party B Customers or held in their accounts are subject to the following rules:

(1) Preferential benefits may be used only during the cooperation period and, if applicable, the Extension Period, and only while Party B’s and its customers’ accounts can conduct placements and operations normally. If Party B’s or a customer’s account is suspended or restricted, or Party B or a customer closes its own account, the benefits cannot be used or may be reset to zero.

(2) Preferential benefits cannot be withdrawn as cash, refunded, transferred or invoiced.

(3) Preferential benefits must be used before the expiration date shown on the platform. If that date falls after the cooperation period or, if applicable, the Extension Period, they must instead be used during the cooperation period or Extension Period. Unused benefits are deemed voluntarily forfeited by Party B and its customers and will be cleared on expiration.

(4) Other requirements and restrictions concerning preferential benefits as notified or published by the Ocean Engine Marketing Platform and Ark Platform, including the restrictions and rules in the Ocean Engine Marketing Preferential Benefits Usage Rules (URL: https://ad.oceanengine.com/help_center/content/143815?graphId=560&mappingType=2&pageId=321&spaceId=195&timestamp=1737613188136). If a benefit is subject to other specific rules when received by a Party B Customer, those specific rules shall govern.

(5) Any use of the Services through preferential benefits remains subject to this Agreement.

12. Party B authorizes Party A, its affiliates and assignees to deduct amounts that Party B and its affiliates must pay, return or compensate to Party A, its affiliates and assignees, including unpaid service fees, liquidated damages, compensation, unpaid inventory rebate amounts and distribution amounts, or to replenish a security deposit, from Party B’s and its affiliates’ security deposits, if any; prepaid amounts; account balances, including balances in accounts of their customers and including cash and preferential benefits; shared-funds wallet balances; rebates and incentives; and amounts arising under other agreements with Party A or its affiliates. If Party B or its affiliates use third-party services or products while using the Services and owe the agreed fees to those third parties, Party B also authorizes Party A, its affiliates and assignees to deduct those fees directly from the foregoing amounts and pay them to the third parties.

13. Party B acknowledges and confirms:

(1) If Party B, its affiliates or its related parties (collectively, “Party B Related Entities”) have other cooperative arrangements with Party A or its affiliates outside this Agreement (“Other Cooperation”), this paragraph applies regardless of whether a written agreement has been signed for such arrangements or the time for performance has arrived.

(2) Party B irrevocably represents that it has obtained full authorization, consent and confirmation from its affiliates and related parties concerning this entire paragraph; has authority to acknowledge on their behalf the validity of this paragraph and the manner in which Party A and its affiliates exercise their rights; and such authorization cannot be revoked unilaterally.

(3) If Party B is about to lose or has lost the ability to pay under this Agreement, is at risk of overdue payment, or has already paid late, Party A and its affiliates may immediately take the following measures without being deemed in breach of this Agreement or any Other Cooperation: (a) suspend all amounts payable to Party B Related Entities under Other Cooperation, including amounts pending payment, not yet due, or settled but unpaid, regardless of their nature; (b) without the written consent of Party B Related Entities, apply all such suspended amounts first against Party B’s unpaid service fees, late charges, liquidated damages, compensation and other related fees under this Agreement; and (c) following setoff, cease to owe Party B Related Entities an equal amount of the relevant payments under Other Cooperation.

(4) Party B undertakes to waive any defenses to Party A’s or its affiliates’ use of the foregoing measures. Party B alone shall bear any disputes or losses involving its affiliates, related parties or third parties arising from Party A’s or its affiliates’ exercise of the rights in this paragraph, without involving Party A or its affiliates.

Article 5 Information and Data Protection

1. Each Party shall process users’ personal information under this Agreement in accordance with applicable laws and regulations. The party providing data warrants that the data it provides to the recipient comply with applicable laws and regulations, that it has obtained the relevant personal information subjects’ authorization and consent, and that the provision does not infringe any third party’s lawful rights. The recipient warrants that it will protect the security of personal information through methods and necessary measures that comply with applicable laws and regulations and will process it in accordance with those laws and regulations, the subjects’ authorization and consent, and this Agreement.

2. Party B agrees that Party A, its affiliates or authorized third parties may use the contact details of Party B’s legal representative, operator and contact persons to provide value-added services related to the Services, including consultation, diagnosis, recommendations and placement optimization; survey customer experience; and send notices, questionnaires or commercial information recommending goods or services related to the Services.

3. Party B acknowledges and confirms that Party A, its affiliates and the platforms may process and use Party B’s and its customers’ service data and related data for certain purposes. Data generated by Party B’s and its customers’ use of the Services, and derivative data generated by the platforms through statistics, analysis and aggregation of those data, are “Party B Service Data.” Data generated by Party B’s and its customers’ use of products and services of the platforms are “Related Data.” The detailed definitions and scope of Party B Service Data and Related Data, and matters concerning their processing and use by Party A, its affiliates and the platforms, are governed by the Platform Agreement and the Online Agreement.

4. Party B understands and agrees that, if it or its customers use a platform intelligent conversation tool such as Zhitouxing, the platforms may obtain the conversations and analyze them themselves or provide them to cooperating third parties for analysis to monitor service quality and optimize platform services.

5. Party B confirms that, to address unauthorized copying of materials on the Ocean Engine Marketing Platform and Ark Platform, the platforms may, as appropriate, share Party B’s and its customers’ basic account information (including account ID, nickname, verified entity and registered email or mobile number), suspected infringing materials and material IDs, spending data and other related information with the rights holder. The platforms may mask or label information when sharing it to protect Party B’s and its customers’ interests. Party B and its customers shall monitor the quality of their materials when using the Services and avoid copying materials or infringing third-party rights.

6. To optimize and provide services better suited to market demand, Party B authorizes Party A or its affiliates to migrate Party B’s and its customers’ platform accounts and/or related account data among the platforms for the purpose of providing and optimizing services.

7. To inspect, assess and ensure the quality of Party B’s services to its customers, Party B authorizes Party A to provide information concerning Party B’s identity, operations and use of the Services to Party A’s affiliates and the platforms for review and analysis.

Article 6 Platform Accounts, Authorizations and Operations

1. Accounts registered and opened by Party B and its customers on the platforms may be used only by Party B, the relevant customer and appropriately authorized persons. No such account may be given, lent, leased, transferred or sold in any manner without Party A’s written consent. To protect account login credentials and passwords (“Login Information”) and the lawful rights of Party B and its customers, Party A may reverify the identity and other information of those logging in to Party B’s or its customers’ accounts under the operating procedures of each platform if an account has not been logged in to or used for a consecutive period. Authorization and verification relationships among accounts opened by Party B and its customers on the platforms are governed by the Online Agreement and Platform Agreement.

2. To optimize the placement ecosystem and encourage reasonable placements, the Ocean Engine Marketing Platform may limit the number of Ocean Engine Marketing Platform accounts that Party B Customers can register based on Party B’s and its customers’ placement maturity, account use, placement results and business performance.

3. Party B assumes full legal responsibility for activities involving login to, access to and operation of its own and its customers’ accounts, including online execution or confirmation of agreements, account configuration and other operations. Such responsibility includes bearing the consequences and liabilities specified in this Agreement and paying service fees.

4. Party B acknowledges and confirms that, when it or a Party B Customer operates or configures an account, account management or related permissions under the instructions or rules of a platform or agreements confirmed by Party B or the customer, including authorizing and linking another platform account or granting or accepting authorization for operations, data, materials or assets, the prompts, explanations, rules and related agreements displayed on the platforms have full legal effect and bind Party B and/or the customer. Party B assumes full legal responsibility for those operations, configurations and related matters. Party B shall resolve any resulting disputes with its customers or other relevant third parties without involving Party A, its affiliates or the platforms.

5. If Party B authorizes a third-party developer through the Ocean Engine Open Platform to conduct placement-related operations under this Agreement, Party B confirms that the relevant permissions include confirmation of the agreements and rules of the Ocean Engine Marketing Platform and Ark Platform. The developer’s confirmation of such agreements and rules is deemed Party B’s confirmation and is legally effective and binding on Party B.

6. Party B and its customers shall safeguard their Login Information and ensure the security and confidentiality of their accounts. They shall not share, resell, lease or lend Login Information or resources in their accounts to any third party. Party A and the platforms determine access and use authority solely from Login Information and presume that a person using it to log in to, access or operate an account is Party B, the customer, or a person authorized by one of them. Party B bears the responsibility and consequences of improper use, including use by a person other than Party B or its customer, or mistaken operations, arising from disclosure or theft of Login Information, an account holder or authorized person leaving an account interface unsecured after logging in, or similar circumstances. Party B shall immediately notify Party A if it learns of unauthorized use of its or its customer’s account or an account security vulnerability, and shall bear losses caused by failure to notify promptly. Party B further acknowledges that, if an insecure operation includes a placement and the platform has provided Services based on the placement unit or order settings and applicable rules, Party A may charge the resulting service fees and has no obligation to refund them.

7. If Party B or its customer loses or forgets Login Information, it may apply to change or recover it through the appeals channels offered by Party A or the platforms. Party B understands and acknowledges that, when processing such an application, Party A or the platform will verify the information and documents in the application against system records but will not verify or determine whether the applicant is an authorized account user.

8. Party B understands and agrees that, if Party B’s account or a Party B Customer’s account is closed, the customer’s account will be subject to Restrictive Measures, including restrictions on placement, disabling or cancellation, and cannot be used.

9. After rescission or termination of this Agreement, Party A may close all accounts registered and opened by Party B and its customers on the Ark Platform and Ocean Engine Marketing Platform and revoke their account access rights.

Article 7 Service Rules and Requirements

1. Service rules

Party B understands and confirms that the Ocean Engine Marketing Platform and Ark Platform may, based on business strategies, legal and regulatory requirements, policy changes, platform risk controls and ecosystem governance, account management needs, protection of user rights and experience, maintenance and improvement of service and material quality, and the Service-Related Agreements and Rules, formulate and continually update rules applicable before Party B and its customers activate the Services, while they use the Services, and after Content Materials are published (“Placement Rules”). Under those rules, the platforms may review and govern Party B’s and its customers’ qualifications, account opening and use, Content Materials, Placement Subjects, placement conduct and Performance Conduct, and take corresponding measures against Party B, its customers, their affiliates and their accounts. Party B and its customers shall use the Services in compliance with the Placement Rules.

2. Applications for Services

Based on the Placement Rules, Party A, the Ocean Engine Marketing Platform and the Ark Platform may decide whether to accept Party B’s and its customers’ applications to use the Services. Party A and those platforms may also adjust review rules, industry access criteria, Placement Rules, rules for use of the Services, security deposit requirements for particular industries and other requirements from time to time in light of changes in laws and regulations, national policies and the market, and their business strategies and needs. Party A will notify Party B of such adjustments as specified in this Agreement. If Party B’s or a customer’s use no longer satisfies the adjusted rules and requirements, Party B shall immediately revise or supplement the relevant documents under the adjusted standards and submit them to Party A and the platforms for review, or immediately stop using the Services. If use is not immediately stopped or the revised or supplemented documents remain inadequate, Party A may refuse to publish or continue publishing the noncompliant Content Materials or products or services of Party B or its customers, without liability.

3. Submission of Content Materials and undertakings

(1) Within the scope of this Agreement, the qualifications and specific content of a placement are those submitted by Party B or its customers to Party A or uploaded to and accepted after review by the Ocean Engine Marketing Platform or Ark Platform. References in this Agreement to Party B’s submission or provision of qualifications, Content Materials and other items include submissions or provision by Party B Customers. To access improved services under this Agreement, Party B or its customers may, in addition to submitting materials themselves, apply under platform rules or instructions to use relevant qualifications submitted by Party B Customers on Affiliated Platforms for review by Party A and the platforms.

(2) Depending on the placement method, Party B shall submit Content Materials and qualifications in advance of using the Services in accordance with the size, format and other requirements of the Ocean Engine Marketing Platform and Ark Platform. Party B shall likewise submit changed Content Materials or qualifications in advance under platform requirements. Otherwise, Party B remains liable for the relevant service fees under this Agreement and for the consequences of failing to make timely changes.

(3) Party B undertakes to comply with the following provisions. Otherwise, Party A may refuse publication, immediately remove Content Materials being placed, impose corresponding Restrictive Measures and require Party B to compensate Party A and its affiliates for all resulting losses:

1) All documents, qualifications and Content Materials submitted by Party B, and its Placement Subjects and Performance Conduct, must be true, accurate, lawful and valid; comply with applicable laws, regulations, rules and Service-Related Agreements and Rules; and be supported by lawful rights or sufficient authorization. They may not be falsified, deceive or mislead consumers, violate laws, regulations, rules or public morals, contain or link to material contrary to public order or good morals, involve or constitute unfair competition, or infringe any third party’s lawful rights, including copyrights, trademark rights, patents, personal rights or other lawful rights and interests.

2) Party B warrants that it will not arbitrarily add app download links, download buttons, download QR codes or other interfaces directing users to download an app to Content Materials. If Party B needs to add such an interface, it shall obtain Party A’s confirmation in advance, upload the relevant app information through the app management center or platform designated by Party A, add the download link in a manner permitted by Party A or the Ocean Engine Marketing Platform, and clearly disclose to users, as required by law or platform rules, the six elements (app name, version information, name of developer/operator, list of permissions, privacy policy and product functions), the app filing number and other required information. Party B warrants that Content Materials will not be inconsistent with the relevant app information or otherwise mislead or induce users to download the app.

3) If Party B uses a livestream traffic-generation function, it warrants that the Content Materials and livestream content are original or are subject to lawful and sufficient authorization, including sublicensing rights covering all placement scenarios under this Agreement. Party A, its affiliates and the platforms need no further third-party authorization to edit, process, display, place, use or creatively optimize those materials or content. Party B and its customers may not use or alter Content Materials adjusted by creative optimization functions outside the purposes of this Agreement.

4) Party B shall exercise reasonable and necessary care to ensure the legality and security of its Content Materials. It warrants that it will not provide materials containing malware, spyware or other malicious code in using the Services, or violate or circumvent any laws, regulations, rules, national standards or platform rules.

5) Party B undertakes that its and its customers’ use of the Services will comply with applicable laws and regulations and will not involve any unlawful activity.

4. Review of Content Materials and qualifications

(1) Party B shall independently review its proposed Content Materials and qualifications with the high degree of care expected of a professional, to avoid violations to the extent possible.

(2) Party A will review Party B’s Content Materials and qualifications in accordance with applicable laws, regulations, rules and Placement Rules. Party B acknowledges and confirms that: (1) the Placement Rules and review results are time-sensitive, and identical qualifications or Content Materials may receive different results at different times; and (2) to ensure overall compliance of the Services, Party A and the Ocean Engine Marketing Platform and Ark Platform may review placement qualifications, Placement Subjects, Content Materials, placement conduct and Performance Conduct before and during use of the Services. Reviews may include pre-placement review, post-placement inspections, and proactive checks by clicking Content Materials or purchasing goods or services as a user or through a third party. Based on the results, they may remove Content Materials or placements that violate laws, regulations, Placement Rules or Service-Related Agreements and Rules and impose corresponding Restrictive Measures.

(3) Party A’s review and the eventual placement do not reduce Party B’s warranty responsibility for the truthfulness and legality of Content Materials, qualifications, Placement Subjects, placement conduct or Performance Conduct. Party B alone bears all legal liability for disputes or claims arising from any of them and shall fully compensate Party A and/or its affiliates for all resulting losses, including third-party claims, compensation paid in advance or penalties imposed by government authorities. Party B may not refuse to compensate as specified in this Agreement on the ground that Party A or a platform reviewed or placed the materials or qualifications, or that a third party provided them.

(4) Whether or not Party B’s Content Materials have been published or fall within Party A’s or the platforms’ review responsibilities, if Party A discovers or reasonably suspects that any of the following applies to Party B or its customers, including their Content Materials, qualifications, Placement Subjects, placement conduct, Performance Conduct, accounts or stores associated with placements or authorized cooperation, relevant personnel (including legal representatives, operators, executives and endorsers), or use of functions and services of the Ocean Engine Marketing Platform or Ark Platform: (1) it has been removed or otherwise restricted; (2) it violates applicable laws or Service-Related Agreements and Rules, is likely to create legal or regulatory risk, disrupt platform order, impair consumers’, users’ or third parties’ rights or experience, or offend public order or good morals; (3) an unlawful or negative incident arises or misconduct is reported or investigated by a competent authority; or (4) there are user complaints, reports or other negative feedback, Party A may immediately suspend placements, impose corresponding Restrictive Measures and require Party B to compensate Party A and its affiliates for all resulting losses. Party A reserves the right to rescind this Agreement unilaterally according to the severity of the circumstances.

(5) If, based on a complaint by a consumer or other third party (a “Complainant”), notice from a competent authority, risk-control monitoring, a news report or another lead, Party A or a platform identifies or reasonably suspects poor quality in a Party B Customer’s goods or services, infringement of third-party rights by Party B’s Content Materials, or loss to a Complainant caused by Party B’s or a customer’s unreasonable use of the Services, Party A may:

1) take the governance measures described in Part II, Article 10, paragraph 5 of this Agreement;

2) provide documents, data or information to a competent authority or third party upon request;

3) investigate Party B and its customers and require explanations, evidence or other supporting documents (“Supporting Documents”). After receiving Supporting Documents, Party A may provide them to the Complainant or a competent authority. If Supporting Documents are not provided or do not adequately support the defense, Party A may require Party B and its customers to correct the improper conduct, suspend or terminate the Services, and require Party B to pay liquidated damages equal to the greater of the service fees for the complained-of Content Materials or product and RMB 30,000. Party B shall compensate Party A and its affiliates for any loss not covered by those damages;

4) suspend performance of this Agreement and decide in its sole discretion whether to resume performance. A decision to resume does not release Party B or its customers from liability for breach under this Agreement;

5) rescind or terminate this Agreement and require Party B to pay liquidated damages equal to the greater of the service fees for the complained-of goods or services and RMB 30,000. If Party B’s or its customers’ conduct causes Party A, its affiliates or a Media Platform to compensate a third party or incur a penalty imposed by a competent authority, Party B shall also fully compensate them for all resulting losses; and

6) if a third party purchases goods or services based on Party B’s Content Materials and a dispute arises with Party B or its customer, require Party B and its customer to assume responsibility and hold Party A and its affiliates harmless. If Party A makes advance compensation to consumers for goods or services placed by a Party B Customer in response to a consumer complaint or a competent authority’s request, Party B shall fully compensate Party A for all losses.

Article 8 Data Statistics

1. The Parties confirm that Party A compiles all data under this Agreement, including placement information, publication time, views and clicks, and Party A warrants that its data are objective and accurate. During the cooperation period, if Party B objects to Party A’s performance, including execution of a placement, it shall clearly submit its objection to Party A in writing or by email, together with supporting materials such as webpage screenshots, within five calendar days after the end of the relevant placement period. If Party B does not object in writing within that period, it is deemed to have no objection to the placement execution or corresponding fees.

2. Party B may monitor and compile statistics only for Services that Party A or the platforms support for monitoring, and placement types and inventory made available by Party A or the platforms, as specified in this Agreement and the relevant order or schedule. Party B and any third-party statistical agency it engages shall keep information learned during statistical compilation and monitoring strictly confidential, use necessary management and technical measures no less protective than general industry standards, and not use the information outside the purposes specified in the contract.

3. For non-bidding placements using the Services:

(1) With Party A’s consent, Party B may engage a third-party statistical agency approved by Party A or its affiliates to compile data.

(2) Party A’s data are the baseline. If the data compiled by Party B’s third-party statistical agency differ from Party A’s data by no more than 10%, including exactly 10%, the agency’s data may be used. If the difference exceeds 10%, the Parties and the agency shall review the data and correct discrepancies based on the facts. If Party A’s data are confirmed to be erroneous, the agency’s data may be used; if an error in Party A’s data cannot be confirmed, Party A’s data shall be used. If no agreement is reached, the dispute-resolution provisions of this Agreement apply.

(3) Party A and its affiliates may unilaterally adjust, reduce or replace approved third-party statistical agencies upon advance notice to Party B. The preceding rule on discrepancies in non-bidding placement data applies only if Party B engages the relevant agency under the latest notice. Data from another agency selected by Party B are invalid unless Party A agrees in writing.

(4) In such data reviews, the Parties confirm that they do not recognize or support third-party statistical agencies’ settlement or investigation rules for “simultaneous click monitoring,” “frequency,” “TA%” or “ivt” data; Party A’s rules govern instead.

(5) If Party B establishes its own monitoring link to compile statistics for non-bidding placements with Party A’s consent, Party B confirms that Party A’s statistics govern all data under this Agreement and form the basis for settlement.

4. For bidding placements, Party B may, with Party A’s consent, engage a third-party statistical agency or establish its own monitoring link. However, Party A’s statistics govern all data under this Agreement and form the basis for settlement.

Article 9 Liability for Breach

1. Party B shall pay Party A the service fees, including any security deposit, in the amounts and within the periods specified in this Agreement. If Party B fails to pay in full when due, it shall pay a late charge of 0.3% of the total unpaid amount for each day of delay until payment in full. From the first day of delay, Party A may suspend some or all of Party B’s service requests and immediately remove Content Materials currently being placed, without liability. If Party B fails to pay service fees in full within 15 days after they become overdue, Party A may terminate Party B’s use of the Services without liability.

2. In addition to the other provisions of this Agreement, if Party B and/or a Party B Customer commits any of the following breaches, Party B shall still pay the relevant service fees in full under this Agreement and shall bear the liability specified in this Article:

(1) Violating the confidentiality or information and data protection requirements of this Agreement by transferring, copying, disseminating, assigning, licensing, disclosing in any manner, allowing or providing another person to use, or commercially exploiting Party A’s and/or a platform’s trade secrets, software, data or other information;

(2) Directly or indirectly violating applicable laws and regulations, this Agreement or the Service-Related Agreements and Rules, including by:

(a) marketing or placing goods or services for which the required business or placement qualifications are lacking or whose sale or placement is prohibited by law; (b) embedding, displaying or linking to malicious code, links, software, programs, plug-ins or tools that impair system security or stability, hijack traffic, bundle downloads, or defraud consumers or the public; (c) publishing content that endangers national security, infringes or is suspected of infringing the lawful rights of Party A, its affiliates and/or third parties, is obscene, pornographic, false, insulting, defamatory, gambling-related, threatening or harassing, or otherwise violates laws, regulations, the Service-Related Agreements and Rules, or public order and good morals; (d) tampering with approved Content Materials, Landing Pages, or information about goods or services, or using other technological countermeasures, to publish such content; (e) adding download links in a manner other than that specified in this Agreement, failing to disclose the required elements to users, providing Content Materials inconsistent with the relevant app information, or otherwise misleading or inducing users to download; or (f) maliciously exploiting self-inspection and suspension functions to place unlawful or noncompliant content;

(3) Circumstances identified or reasonably suspected by Party A from a third-party report or complaint, a competent authority’s notice, risk-control monitoring or other leads in which Party B and/or a Party B Customer violates laws, regulations or the Service-Related Agreements and Rules, offends public order or good morals, or Party B, a customer or their relevant personnel (including legal representatives, operators, executives and endorsers) is involved in an unlawful or negative incident or other misconduct that is reported or investigated by a competent authority;

(4) Improper conduct that Party B and/or a Party B Customer has committed, is committing or is about to commit to obtain unreasonable benefits from Party A or a platform (“Improper Benefit Conduct”), as identified from third-party complaints or reports, competent authority notices, risk-control monitoring or other leads. Improper Benefit Conduct includes: (a) using interfaces or third-party tools not authorized by Party A or the platforms, or unreasonably using their interfaces or functions, to probe underlying data over an extended period or at high frequency, interfere with, damage or modify systems, or otherwise affect systems so as to induce erroneous allocation of platform resources; (b) abusing service fee settlement rules, cost protection rules, rules for issuing preferential benefits or other Service-Related Agreements and Rules, including by mass registering and cancelling accounts, making frequent and substantial changes to placement units or orders, or exploiting timing differences, functional limitations or vulnerabilities among system modules to obtain unreasonable benefits; and (c) other circumstances in which risk-control models determine, based on Party B’s or a customer’s operations, placement history, comparisons of an individual customer’s data with aggregate customer data, or other facts, that unreasonable benefits have been obtained. To protect the security and confidentiality of the risk-control models, Party A and the platforms may decline to disclose their determination criteria in detail;

(5) Party B’s and/or a customer’s violation of applicable laws and regulations, the Service-Related Agreements and Rules or Media Platform rules, causing a third party to complain about or sue Party A and/or its affiliates, assert claims by letter or media report, or causing a competent authority to investigate, inquire into or penalize them;

(6) Party B’s provision of the Services under this Agreement outside the authorized agency scope or term;

(7) Party B, its affiliates, or their legal representatives, operators, key personnel, employees or agents acting as an agent or engaging in other activities in the name of Party A, its affiliates or a platform without, or beyond, authorization from Party A or its affiliates;

(8) Party B’s development of subagents;

(9) Party B’s failure to enter into a written contract with a customer, failure to review the legality and authenticity of a customer’s qualifications or Content Materials, or failure to provide Party A, after notice, the cooperation agreement executed with the customer;

(10) Any of the following circumstances affecting or potentially affecting Party B:

1) suspension or cessation of business or production, business rectification, restructuring, deadlock, liquidation, receivership or custodianship, dissolution, revocation or cancellation of its business license, or bankruptcy;

2) deterioration of financial condition, serious operating difficulties, or an event or circumstance with a material adverse effect on normal operations or financial condition;

3) material litigation, arbitration, dispute, claim or other legal proceeding involving Party B, its controlling shareholder or legal representative, or seizure, attachment, freezing, compulsory enforcement or an equivalent measure against material assets, materially adversely affecting Party B’s ability to pay debts or operate;

4) another circumstance that, in Party A’s reasonable judgment, has or may have a material adverse effect on Party B’s ability to perform this Agreement or causes Party B to fail Party A’s requirements for agents or service providers; or

5) another serious breach or violation by Party B or its affiliates materially adversely affecting Party A or its affiliates or rendering Party A’s performance of this Agreement of no practical value.

If any of the foregoing breaches occurs, Party B shall bear the following liability:

(1) Party A and the platforms may impose any or all Restrictive Measures on Party B, its customers, their affiliates or related parties, and their respective accounts.

(2) If the breach causes losses to Party A or its affiliates, or Party B and/or its customers obtain unreasonable benefits from Party A and/or its affiliates, Party B shall compensate for the losses or return the benefits. If the loss or unreasonable benefit consists of resource rights or benefits, Party B shall pay Party A cash equal to their face value.

(3) If the breach violates laws or regulations, the Service-Related Agreements and Rules or agreements and rules published by a Media Platform, or infringes a third party’s lawful rights, Party B alone shall bear full responsibility and hold Party A and the platforms harmless. Party B shall fully compensate Party A, its affiliates and the Media Platform for any resulting losses.

(4) Party A may announce the disposition. For conduct suspected of violating laws or regulations or constituting a crime, Party A will preserve relevant records, report to the competent authorities and cooperate in their investigations as required by law.

(5) Any other liability for breach specified in this Agreement.

3. If Party B cancels an effective order or schedule during the cooperation period, it shall give Party A 30 days’ prior written notice and obtain Party A’s written confirmation. Cancellation otherwise constitutes a breach; failure to pay service fees due before a service begins is deemed a cancellation in breach. In that event, Party B shall pay Party A the service fees corresponding to resources Party A has actually committed or for which it has reserved and locked inventory, plus liquidated damages equal to the greater of 30% of the service fees under the relevant order, schedule or other document and RMB 100,000. If those damages do not cover Party A’s losses, Party B shall fully compensate the shortfall.

4. Party B confirms that the platform rules, specifications and notices concerning the Services, as published through the Ocean Engine Marketing Rules Center (https://ad.oceanengine.com/support/content/root?graphId=514&pageId=297&timestamp=1695727420653), form part of this Agreement. Party B shall strictly comply with applicable laws, this Agreement and platform rules during the cooperation. Otherwise, Party A may impose Restrictive Measures, address violations and/or require Party B to bear corresponding liability under this Agreement and platform rules. Party B bears the resulting consequences and losses.

5. Unless this Agreement expressly provides otherwise, resources under it may be used only to place the corporate image, brand, products or services of the customer expressly identified in the order, schedule or other document executed by the Parties, being the actual provider of the placed products or services. Without Party A’s prior written consent, Party B may not resell, transfer or otherwise use the resources for another customer. Otherwise, Party A may immediately stop or refuse to publish the Content Materials, and Party B shall pay Party A liquidated damages equal to 20% of the rate-card price of the misused resources within five business days after Party A’s written notice. Party A may also terminate this Agreement early. Party B shall fully compensate any shortfall if those damages do not cover Party A’s losses.

6. If Party B violates the Ocean Engine Marketing Agent Management Standards published by Party A or the Ark Platform (or its title as subsequently notified by the platform), Party A and the Ark Platform may impose measures on Party B and its and its customers’ accounts and/or require Party B to bear liability under the latest published and effective standards. Party B alone shall resolve and bear any resulting disputes with its customers, consequences and losses.

7. Party B acknowledges that, if Party A suspends all or part of its cooperation with Party B or rescinds this Agreement because of Party B’s breach, Party A and its affiliates may, according to the severity of the breach, suspend or rescind other cooperation with Party B and its affiliates, including cooperation involving the Ocean Engine Local Promotion Platform, Ocean Engine Qianchuan Platform, Ocean Engine Star Map and Qunfeng service marketplace.

8. If Party B, its affiliates or related parties engage in fraud, misrepresentation or other misconduct in cooperation with Party A or its affiliates, causing loss, investigation or administrative penalties to Party A or its affiliates, or exposing their personnel to risk of unlawful or criminal conduct, Party A and its affiliates may immediately and unilaterally rescind all or part of their existing and future cooperation with Party B, its affiliates and/or related parties. They reserve the right to pursue liability for breach and recover all losses.

9. If Party B breaches this Agreement, in addition to the liability specified herein, it shall reimburse Party A and/or its affiliates for enforcement costs, including investigation, travel, attorney, litigation, preservation and preservation security or insurance expenses.

10. Party A may directly deduct service fees, liquidated damages, late charges, compensation, unreasonable benefits and enforcement costs payable by Party B from Party B’s prepayments or security deposits; balances in Party B’s and its customers’ accounts and shared wallets, including cash and rebates; Party B’s rebates and incentives; and settlement payments, balances, security deposits, rebates and incentives arising under other agreements between Party B and Party A or its affiliates. Party B shall continue to pay any shortfall.

11. Party B agrees to defend, indemnify and hold harmless Party A, its affiliates, and their respective officers, directors, employees and agents (collectively, the “Party A Indemnified Parties”) from all claims, allegations, liabilities, costs and expenses brought against them arising out of or in any way related to Party B’s breach of this Agreement, including reasonable enforcement costs and expenses such as investigation, travel, attorney, litigation, preservation and preservation security or insurance expenses.

12. If Party A delays, interrupts or terminates the Services without proper grounds, it shall explain the reason to Party B in writing. If Party A’s fault causes agreed Content Materials to be omitted or placed incorrectly, Party A shall compensate Party B with resources of equivalent value for the omitted or incorrect placement only, on a one-for-one basis. Upon providing that resource compensation, Party A is released from all other liability.

13. Party B may unilaterally rescind this Agreement if Party A:

(1) fails, without proper grounds, to provide the Services as agreed for 30 days after they are due;

(2) breaches the confidentiality requirements of this Agreement; or

(3) commits another serious breach rendering Party B’s performance of this Agreement of no practical value.

14. Limitation of liability: If Party A breaches its obligations under this Agreement and causes actual loss to Party B, Party A shall compensate Party B’s direct, quantifiable, actual loss. However, the aggregate maximum of liquidated damages and/or compensation payable by Party A shall not exceed 20% of the total service fees for the order or placement unit corresponding to the breach, calculated based on such service fees actually received by Party A. In no circumstances shall Party A be liable for indirect, consequential, punitive, incidental or special damages, including loss of anticipated profits or benefits suffered by Party B or its customers through their use of the Services under this Agreement.

Article 10 Exemptions and Special Provisions

1. Exemptions from liability:

(1) Changes, restrictions, modifications or withdrawal of service content, service methods, product functions, layouts or page design under this Agreement constitute reasonable changes if made in the overall interests of the market, for business needs or to improve Services, or due to laws and regulations, platform requirements, changes in Service-Related Agreements and Rules, improvements to user experience or material quality, regulation of transactions in goods or services following placement conversion, protection of users’ lawful rights, or changes in national policy or market conditions. Party A is not liable for breach if those changes, restrictions, modifications or withdrawals prevent it from providing some or all Services as agreed or continuing to provide them.

(2) Whether a placement in a particular format can proceed may depend on Media Platform requirements and the condition of accounts on cooperating Media Platforms. Party A is not liable for breach if those circumstances prevent it from providing some or all Services as agreed or continuing to provide them.

(3) To ensure normal operation of the platforms and provide improved Services, Party A, its affiliates and the platforms may inspect, maintain or upgrade websites, platforms or related equipment on a regular or irregular basis. Party A is not liable for breach if the Services cannot be provided as agreed as a result.

(4) In circumstances including requirements of competent authorities, public events, media reports or significant dates, Party A may adjust, suspend or terminate the Services at the relevant time without liability for breach.

(5) If Party A cannot provide Services as agreed due to any of the four foregoing circumstances, it shall, after the circumstances end, provide the affected Services on terms no less favorable than originally agreed by the Parties. If Party A cannot publish or provide the Services in light of actual circumstances, the Parties shall settle based on actual performance.

(6) Some Services depend on Party B and its customers transmitting data back to the platforms, which merely display those transmitted data. Incorrect or duplicate transmissions may cause inaccurate displays. Party B and its customers shall verify the accuracy of the transmitted data themselves and bear the consequences. Party A may recover from them any resulting losses it suffers.

(7) If Party A provides Services and billing data are generated under this Agreement, Party A is not in breach if Party B’s Content Materials fail to display successfully because of abnormal display status, problems with Party B’s or an end user’s hardware, software or network configuration, or an end user’s settings or operations on a device, client application, website or mini-program. In such circumstances, Party A bears no liability, and Party B may not demand a refund of service fees already collected.

2. Party B understands and agrees that, to improve customer experience, the Ocean Engine Marketing Platform and Ark Platform will continue to explore differentiated product offerings for customers with different placement experience. The functions actually available to Party B are as displayed on the relevant pages. Those platforms may provide estimated data on some product pages, but the data do not constitute any advice or commitment by Party A or either platform. Their accuracy is limited by current technology and conditions, the condition of the goods, Party B’s operations and changes in the external competitive environment. They are for Party B’s reference only; Party B must make decisions using its own business judgment and bear the consequences, liabilities and risks.

3. Party A, its affiliates and the platforms may display Party B’s Content Materials as examples or enter them for awards to build a library of outstanding creative cases, publicize such cases or meet operational needs. This does not constitute a breach by Party A, which bears no liability.

4. Party A, the Ocean Engine Marketing Platform and Ark Platform may provide or display content and reference cases concerning Content Material design, copywriting, placement strategy and product selection, or aggregate high-quality creative materials through product functions for Party B’s reference (collectively, “Reference Content”). Party B acknowledges that intellectual property rights in Reference Content belong to Party A or the original rights holder and shall not use it in a manner infringing Party A’s or a third party’s rights. Reference Content is for reference only and is not, and shall not be construed as, a license, authorization, commitment or warranty by Party A or either platform concerning all or part of it. Party B shall decide whether to draw on it in light of its own circumstances and ensure lawful use, bearing the resulting legal consequences.

5. If Party A or a platform, through proactive review, third-party reports or complaints, competent authority notices, risk-control monitoring, news reports or other leads, identifies or reasonably suspects any violation of laws, regulations or Service-Related Agreements and Rules, or other issue or actual or potential risk, involving Party B, a customer, their affiliates, relevant personnel, conduct in using the Services, Performance Conduct, or related persons or conduct, Party A may take one or more of the following governance and handling measures without liability or obligation to compensate costs. Examples include unusual top-ups through unofficial channels, unlawful or noncompliant Content Materials or linked content, improper use of data or interfaces made available by Party A or the platforms or use of unauthorized data or interfaces, late payment of service fees, excessively frequent account registration or cancellation, placement unit or order creation or settings, or data queries, and obtaining unreasonable benefits through Improper Benefit Conduct.

(1) Suspend or terminate the Services, including stopping placements, disconnecting interfaces, rejecting operation requests or restricting access to or use of specified modules;

(2) Impose Restrictive Measures on Party B, its customers, their respective related entities and accounts, and those entities’ accounts on Affiliated Platforms;

(3) Clear all preferential benefits of Party B and its customers;

(4) Restrict refunds and the methods of receiving refunds;

(5) Require the relevant parties to return improper benefits and bear liability for breach or compensation; or

(6) Require the relevant parties to provide materials proving the legality of their conduct.

In addition, Party A may require Party B to bear further legal liability or take other measures Party A considers appropriate.

Article 11 Anti-Commercial Bribery

1. Definitions

For the avoidance of doubt, the following terms have the meanings below:

(1) “Entity” means any company, enterprise, public institution, agency, group or organization, including governmental, state-owned, collectively owned, wholly owned and privately owned enterprises, institutions and organizations.

(2) “State Institution” means (a) a national or local government and its agencies, departments, branches, councils, commissions and judicial authorities; (b) associations, organizations, commercial bodies or enterprises owned or controlled by any entity in (a); (c) political parties; and (d) public international organizations.

(3) “State Official” means (a) officials and employees of central and local governments, State Institutions, and their departments and units; (b) persons acting in an official capacity or performing public functions on behalf of a State Institution; (c) persons performing public duties in state-owned enterprises, public institutions or people’s organizations and persons assigned by state-owned enterprises or public institutions to perform public duties in non-state-owned enterprises, public institutions or social organizations; (d) political party officials and candidates for political office; (e) employees of public international organizations; and (f) members of a royal family, if applicable.

(4) “Related Parties” means Party B’s shareholders, directors, supervisors, executives, employees and other persons acting for any of them, such as agents, intermediaries, contractors and subcontractors.

(5) “Conflict of Interest” means a relationship of identity or financial interest between Party B or a Related Party and Party A, its affiliates or their respective shareholders, directors, supervisors, executives, employees or persons who influence them, that may prejudice Party A’s or its affiliates’ interests in the cooperation.

(6) “Party B Personnel” means (a) any director, manager or employee of Party B; (b) any director, manager or employee of a subsidiary or affiliate of Party B; (c) any direct or indirect shareholder of Party B acting in Party B’s name; and/or (d) any employee of such a shareholder acting in Party B’s name.

2. Party B understands and shall comply at all times with all applicable anti-corruption laws and regulations. Before and during its cooperation with Party A and its affiliates, Party B, its affiliates and Related Parties have not and shall not, directly or indirectly:

(1) provide, promise, approve or authorize anything of value or other benefit to any Entity or person in order to (a) influence an official decision or act; (b) improperly obtain or retain a business opportunity or competitive advantage; or (c) obtain another improper benefit; or

(2) solicit or receive any improper benefit, including kickbacks, improper benefit payments or unusual business entertainment, from any employee of Party A or its affiliates or another Entity or person involved in the cooperation.

3. Before and during the cooperation, Party B, its affiliates and Related Parties have not had and shall not have any Conflict of Interest with Party A or its affiliates. Examples include: (1) providing any form of loan to an employee of Party A or its affiliates or a person who influences such employee, such as a spouse, close relative or interested person; (2) a member of Party B’s, its affiliates’ or Related Parties’ personnel being a current employee of Party A or its affiliates, a former employee who left within one year, or a person who influences such an employee, and participating in dealings with Party A or its affiliates; and (3) during the cooperation, allowing an employee of Party A or its affiliates or a person who influences such an employee to hold Party B equity, directly or through a nominee, except for holdings of less than 0.1% of a listed company or shares held through a fund or trust over which the individual has no actual control. Party B shall promptly disclose known or potential Conflicts of Interest to Party A and cooperate in measures to remove their potential adverse effect on the cooperation.

4. Before engaging a subcontractor or other representative, Party B shall conduct its own due diligence to ensure that the person is a lawful enterprise qualified to perform the services. Every agreement between Party B and a third party, including a subcontractor (whether selected by Party B or designated by Party A), supplier, service provider or other independent third party cooperating with Party B, must include the third party’s representation or warranty that it will not offer, promise or request to give or receive any improper benefit to influence or attempt to influence any person’s action or decision, or to obtain or retain improper business or other advantages for its company. If such a third party or its employees violates the relevant anti-commercial-bribery provision and affects Party A, Party B is deemed in breach of this Agreement and Party A may hold it liable accordingly.

5. Party B Personnel warrant that they will comply with this Agreement and applicable laws and regulations in all transactions and dealings with Party A under the contract. Party B shall resist corrupt acts by its personnel and/or third parties. A violation of this Agreement by Party B Personnel is deemed a violation by Party B, for which Party A may hold Party B liable.

6. Compliance audit: Party B shall retain all books and financial records relating to the cooperation during the cooperation and for five years after it is rescinded or terminated. Party A may copy and retain such records or documents. Party B shall maintain internal controls to ensure the accuracy of financial statements and transaction information and reflect all cooperation-related activities and expenditures in its financial records. If Party A has reasonable grounds to believe that Party B, its affiliates or Related Parties breached this Agreement during the cooperation, Party A may audit Party B’s cooperation-related records itself or through a professional third party. The audit may include on-site visits, review of books and financial records, review of transaction documents and records, and interviews with relevant personnel. Party B shall actively assist and cooperate, and shall not refuse an audit, conceal information or provide false information.

7. If Party B discovers an actual or attempted breach of this Agreement before execution or during the cooperation, it shall report it to Party A’s dedicated email address ([*]) or immediately inform Party A. Party A will keep the reporter’s identity and report confidential. For a genuine and valid report, once the reported matter is verified, Party A will award the reporter between RMB 10,000 and RMB 1,000,000 in accordance with its policies and the circumstances.

8. Liability for breach: If, before execution or during the cooperation, Party B, its affiliates or Related Parties fail or partially fail to comply with the foregoing provisions, fail to cooperate actively or deliberately conceal information during an investigation by Party A or its affiliates, or Party A or its affiliates have reasonable grounds to believe they are at risk of violating this Article, including by failing to notify or disclose, refusing an audit, maintaining manifestly inaccurate financial records, or engaging in apparent misrepresentations or suspected bribery, that conduct is a material breach of this Agreement. Party A may: (1) immediately terminate this Agreement unilaterally by notice without making any payment under it, and Party B shall pay liquidated damages of 30% of the total amount of the contracts involved, or a higher percentage if required by applicable law. If that amount is less than RMB 100,000 or cannot readily be calculated, the amount shall be RMB 100,000. Party A may deduct the damages directly from contract payments; (2) blacklist Party B, its affiliates and Related Parties, and prohibit or restrict all or part of their existing and future cooperation with Party A and its affiliates, including under this Agreement; and (3) disclose their breaches through Party A’s channels and other channels.

9. Party B, its affiliates and Related Parties bear full responsibility for violations of this Article. Party B shall indemnify and hold harmless Party A and its affiliates against all losses, damages, claims and fines arising from such violations. Party A and its affiliates reserve all rights to pursue civil and/or criminal liability against Party B and those directly responsible.

Article 12 Confidentiality, Intellectual Property and Trade Compliance

1. Confidential information of the other Party learned in entering into or performing this Agreement is that Party’s proprietary information. Without the other Party’s prior written consent, each Party shall keep confidential all proprietary information, the cooperation between the Parties and the specific terms of this Agreement, and shall not disclose them to any person or entity. This restriction does not apply to disclosures (1) necessary for normal performance of obligations under this Agreement; (2) required by national laws or regulations; (3) required by an instruction or request from a judicial, administrative or other competent authority; or (4) made to relevant authorities to assist an investigation of suspected or actual unlawful conduct by Party B or its customers, including their employees, and/or their cooperation partners.

2. Without Party A’s written permission, Party B, its affiliates and their relevant personnel, including operators, legal representatives, executives and employees, may not use the name, trademark, trade name, brand, domain name or website of Party A, its affiliates or a platform, or disclose their cooperation with Party A or a platform, in marketing and promotional activities, offices, business cards, documents, websites, platforms, public statements or otherwise. Any such use or disclosure constitutes infringement. Party A may suspend or terminate this Agreement, require Party B to take remedial measures, including ceasing use or removing the relevant materials, announce Party B’s breach publicly and require Party B to compensate Party A and its affiliates for all resulting losses.

3. The Parties agree to comply with all applicable sanctions and export-control laws and regulations (collectively, “Trade Compliance Requirements”) in their cooperation under this Agreement. If Trade Compliance Requirements prevent a Party from continuing lawful performance, the Parties shall work together to seek a solution or negotiate rescission of this Agreement. Without limiting the foregoing, if one Party’s violation of applicable Trade Compliance Requirements would cause continued performance to violate such requirements, the other Party may cease performing its related obligations, and the violating Party shall compensate it for all resulting losses.

4. Party B confirms that Party A, its affiliates and the platforms may use Party B’s and its affiliates’ corporate names, trademarks, trade names, brands, marks, logos, domain names and websites, and disclose their cooperation with Party B, in marketing and promotional activities, offices, business cards, documents, websites, platforms and public statements.

5. Unless the Parties expressly agree otherwise, execution and performance of this Agreement do not transfer either Party’s pre-existing intellectual property rights.

6. Termination, rescission, cancellation or invalidity of this Agreement does not affect the validity or binding effect of this Article.

Article 13 Force Majeure and Change of Circumstances

1. Neither Party is liable for breach to the extent force majeure or a change of circumstances delays or prevents all or part of its performance. The affected Party shall promptly take measures to mitigate resulting losses. Force majeure includes government controls, changes in national policy, terrorist attacks, cyberattacks, system vulnerabilities or failures, natural disasters, public emergencies, war, strikes, civil unrest, riots, power outages, technical adjustments by telecommunications operators, technical failures and virus intrusions.

2. The following are changes of circumstances under this Agreement:

(1) Server interruption. Party A may suspend the Services without prior notice to Party B if:

1) emergency maintenance or inspection of service equipment or another irresistible circumstance not attributable to human action occurs;

2) basic telecommunications services fail; or

3) the platform’s line service is interrupted.

Party A will notify Party B within 12 hours after any such circumstance occurs.

(2) The servers of Party A, its affiliates or a Media Platform are unlawfully attacked and temporarily cannot operate normally despite their best efforts to restore service.

(3) Another material change in objective circumstances arising after this Agreement was entered into that the Parties could not foresee when entering into it and that is not caused by force majeure.

3. If a force majeure event or change of circumstances continues for 20 days or exceeds 30 days in aggregate during the term of this Agreement, either Party may rescind this Agreement early by written notice.

Article 14 Supplement, Amendment and Rescission

1. Matters not addressed in this Agreement may be supplemented (1) by the Parties’ mutual agreement, including a written agreement or electronic means such as confirmation through the contact email addresses specified in this Agreement or Party B’s click-through acceptance using any of its accounts in response to a platform prompt; or (2) unilaterally by Party A under this Agreement and the Online Agreement through a platform notice, prompt, explanation or similar method. Supplemental terms agreed through these methods have the same legal effect as this Agreement and prevail over any conflicting provision of it.

2. Party A may rescind this Agreement upon one month’s prior written notice to Party B, without liability.

3. Whether or not this Agreement is rescinded early, the Parties shall complete financial settlement and determine their respective liabilities. Party B shall compensate Party A for all losses caused by Party B’s unauthorized termination of this Agreement.

4. At the end of the term, the Parties may renew this Agreement by mutual agreement and execution of a written agreement.

5. If any provision of this Agreement is wholly or partly invalid or unenforceable due to violation of law or government regulation or for another reason, that provision is deemed deleted to that extent. Its deletion does not affect the validity of the remaining provisions.

Article 15 Representations and Warranties

1. Party A warrants that it holds the lawful qualifications to provide the Services and authority to enter into this Agreement. Party B agrees that, if Party A’s business scope or principal business changes or there is another reasonable ground, Party A may at any time assign all of its unperformed rights and obligations under this Agreement to an affiliate, provided Party B’s rights and obligations are not affected. Party A shall notify Party B in writing, and the assignment becomes effective upon delivery of that notice. “Party A Affiliate” means any enterprise that controls Party A, is controlled by Party A or is under common control with Party A. “Control” means, directly or indirectly, (1) holding more than 50% of a Party’s equity, shares, registered capital or other relevant interests; or (2) controlling its management or decisions through more than 50% of its voting rights, contractual arrangements or other means.

2. Party B warrants that it holds lawful and valid qualifications and authority to market and place its products and services and to enter into this Agreement. Regardless of ownership of the rights in any Placement Subject, Party B shall execute this Agreement in its own name and directly assume full legal liability.

3. Neither Party B nor its personnel may cause any actual or potential harm or conflict to the interests, goodwill or brand image of Party A, its affiliates or their employees. Otherwise, Party A may terminate this Agreement immediately upon written notice to Party B without liability for breach and may pursue legal liability against Party B and its personnel.

4. Without Party A’s written permission, Party B may not appoint a subagent or develop lower-tier agents. Party B may not rely on its relationship with a third party as a reason for failing to perform this Agreement.

5. Whether or not this Agreement is rescinded or terminated, Party B and its customers shall resolve their disputes themselves and bear the corresponding liability; neither Party A nor its affiliates will directly intervene. Party B shall compensate Party A and its affiliates for all resulting losses. If Party B fails to resolve a dispute with a customer properly, or another unlawful or noncompliant matter involving Party B remains unresolved, Party A may freeze, withhold and ultimately deduct Party B’s security deposit, prepayments, rebates and incentives, and balances in Party B’s and its customers’ accounts, including cash, rebates and incentives.

6. If any current employee of Party A or its affiliates becomes a shareholder or senior manager of Party B during the term, Party B shall immediately notify Party A in writing. Otherwise, Party A may terminate this Agreement early at any time without liability.

7. Party B may not directly or indirectly induce, request, persuade or encourage an employee of Party A or its affiliates to leave employment, or establish or attempt to establish an employment, business cooperation or other relationship with such an employee that is directly or indirectly related to the interests or business of Party A or its affiliates. If Party B breaches this provision, Party A may terminate this Agreement immediately, and Party B shall pay Party A RMB 100,000 in liquidated damages and compensate any loss to Party A or its affiliates not covered by those damages.

8. Party B shall maintain a fair competitive environment and Party A’s and its affiliates’ unified management system. Party B shall not engage in cutthroat or other unfair competition with other agents or service providers of Party A or its affiliates.

9. During the cooperation, each Party shall ensure the quality of its services, shall not harm the other Party’s overall market image and shall not otherwise harm the other Party’s interests.

10. Party B undertakes that, after its Agreement with Party A is terminated or rescinded, it will not expressly or impliedly suggest to others that it has any substantive connection with Party A or its affiliates, or otherwise suggest that it is an agent of Party A or an Ocean Engine Marketing agent.

Article 16 Dispute Resolution

1. This Agreement is executed in Haidian District, Beijing. The Parties shall seek to resolve any dispute arising from it through amicable consultation. If consultation fails, either Party may bring an action before the People’s Court of Haidian District, Beijing.

2. The laws of the People’s Republic of China govern the formation, performance and interpretation of this Agreement.

Article 17 Notices and Service

1. Unless this Agreement provides otherwise, notices, documents and materials sent between the Parties in connection with its formation and performance form part of it and have the same legal effect. They may be delivered by mail to the addresses on the first page; email; WeChat; text message; contact telephone; in-platform message; website or mobile announcement or prompt; or another instant messaging tool accepted by the Parties. Mail sent by express delivery is deemed delivered on the third business day after dispatch. Email is deemed delivered when it enters Party B’s email account. Notices, policies and standards sent through a platform are deemed delivered when notified or published there. Once delivered, these documents take effect and bind Party B unless otherwise agreed. Party B shall send notices to Party A by email and/or express delivery.

2. If a Party sends notice by more than one method, the delivery date is the earliest date on which the recipient receives it.

3. For disputes arising from this Agreement, the Parties confirm that a judicial authority may serve litigation documents using any one or more contact methods specified herein, including mail to the specified contact address, email or mobile text message. Service is effective at the earliest time of service by any such method. The Parties confirm that these methods apply at every judicial stage, including first instance, appeal, retrial, enforcement and supervisory proceedings. Each Party warrants that its service address is accurate and valid and shall bear the legal consequences if inaccurate details or failure to notify a change prevent or delay service.

4. A Party changing its contact person or contact details shall notify the other Party in writing at least five business days before the change and bears all consequences of failing to give timely notice.

Article 18 Effectiveness and Other Matters

1. Special provisions on programmatic PMP placements: If the Parties cooperate on programmatic PMP placements, they shall also comply with Attachment 3, Programmatic PMP Placement Cooperation Terms.

2. This Agreement, including the Business Terms, General Terms and attachments, takes effect when both Parties affix their contract seals or company seals.

3. This Agreement is executed in two originals, one held by each Party, each having equal legal effect. The Parties may execute additional counterparts or supplemental copies as needed. All such copies have the same content and legal effect as the originals.

(No text below this line.)

Party A: Henan Ocean Engine Information Technology Co., Ltd.

(Service provider’s seal)

Date: November 25, 2025

Party B: Beijing Haoxi Digital Technology Co., Ltd.

(Customer’s seal)

Date: November 25, 2025

ATTACHMENTS

Attachment 1: Settlement Statement

Attachment 2: Personal Information Protection Undertaking

Attachment 3: Terms for Programmatic PMP Placement Cooperation

ATTACHMENT 1: SETTLEMENT STATEMENT

(This Attachment 1 is a form only and will be executed in this form when applicable.)

SETTLEMENT STATEMENT

Party A has provided Party B with Ocean Engine Marketing Platform services pursuant to the cooperation agreement bearing Contract No. / (the specific title of the agreement shall be subject to the agreement actually executed; the “Original Agreement”).

Billing period for advertising spend: / year / month to / year / month

Total fees (including tax, in figures): /

Total fees (including tax, in words):

Total value-added tax (in figures):

Total value-added tax (in words):

Amount excluding tax (in figures):

Amount excluding tax (in words):

Note: The amount of value-added tax shall be the amount stated on the actual invoice; the total fees including tax shall remain unchanged.

Party B confirms that:

1. All advertising spend bills listed in this Settlement Statement are service fees arising under the Original Agreement executed by the parties. Party B agrees to pay the total fees stated in this Settlement Statement in full to Party A’s bank account specified in the Original Agreement within the payment period stipulated in the Original Agreement.

2. Party B has fully reviewed all advertising spend bills covered by this Settlement Statement and confirms that the publication information, publication times, number of placements, amounts and other particulars are accurate, and Party B has no objection to them.

3. Settlement statements covering the same months may state different amounts if generated on different dates. The total fees stated in this Settlement Statement are based on the scope and amounts of advertising spend bills fixed as of the time this Settlement Statement is generated.

Party A shall provide Party B with a lawful and valid invoice for an equal amount in accordance with the Original Agreement and the platform rules.

This Settlement Statement shall have the same legal effect as the Original Agreement.

Party A: Party B:

(Seal of service provider) (Seal of customer)

Date: year month day Date: year month day

SUMMARY OF ADVERTISING SPEND BILLS

Bill No.	Billing Month	Bill Type	Customer Account ID	Customer Account Name	Bill Amount
/	/	/	/	/	/

Note: Advertising spend for the current month is still accumulating dynamically. The cutoff time for the relevant data and amounts is the actual generation date of this Settlement Statement.

ATTACHMENT 2: PERSONAL INFORMATION PROTECTION UNDERTAKING

PERSONAL INFORMATION PROTECTION UNDERTAKING

To comply with laws and regulations concerning personal information protection and to adequately protect the personal information of relevant data subjects while Party B entrusts Party A to provide the Services to Party B’s customers, Party A, Party B and Party B’s customers may, as applicable, jointly process, entrust the processing of, or independently process the relevant personal information. In processing such personal information, Party B and Party B’s customers shall comply with applicable laws, regulations, rules and national standards concerning personal information protection (collectively, the “Data Protection Requirements”) and perform their obligations concerning personal information protection, data security and confidentiality.

For purposes of this Undertaking, “personal information” means all kinds of information, recorded electronically or otherwise, relating to an identified or identifiable natural person, excluding information that has been anonymized. “Processing” of personal information includes its collection, storage, use, handling, transmission, provision, disclosure and deletion. The “Master Agreement” means the cooperation agreement executed by Party A and Party B identified above to which this Undertaking relates.

1. Party B hereby undertakes and warrants that it shall require its customers to comply with the Data Protection Requirements and perform their obligations concerning personal information protection, data security and confidentiality on terms no less stringent than the following:

(1) A customer’s processing of personal information shall comply with the Data Protection Requirements and strictly observe the principles of lawfulness, legitimacy, necessity and good faith in personal information processing. Such processing shall take place only within the scope required to perform the Master Agreement. When processing personal information, the customer shall follow the principles of openness and transparency, make its personal information processing rules available to relevant data subjects, and clearly state the purpose, method and scope of processing. Processing shall have a clear and reasonable purpose, be directly related to that purpose, and be limited to the minimum scope necessary to achieve it. Processing shall remain within the scope authorized by the data subject, use the means least intrusive to the data subject’s personal rights and interests, and avoid adverse effects on those rights and interests caused by inaccurate or incomplete personal information. If the customer processes personal information beyond the scope authorized by the data subject, it shall separately obtain the data subject’s authorization and consent in accordance with the Data Protection Requirements, unless otherwise provided by those requirements.

(2) If a customer transmits personal information to the platform, it shall comply with the Data Protection Requirements before doing so. If any affiliate, partner or other third party of the customer provides customer data to the platform, the customer shall enter into an authorization agreement with that party to ensure that the data sender has the lawful and valid right to send the data to the platform and that the platform is entitled to receive it. Unless otherwise provided by the Data Protection Requirements, the customer undertakes that it has fully informed data subjects, in a manner meeting transparency requirements, of the types of personal information, purposes and methods of processing and other matters required by the Data Protection Requirements in respect of personal information transmitted to the platform by the customer or such third parties, and has obtained the data subjects’ authorization and consent.

(3) The customer undertakes that its uploading of personal information to the platform and use of the Services under the Master Agreement will not violate the Data Protection Requirements or any relevant agreement or contract between the customer and Party A or any Party A affiliate (if any); prejudice the lawful rights or interests of Party A, its affiliates, relevant data subjects or persons holding relevant rights in the data; or exceed the scope of authorization and consent given to the customer or any other relevant party by the data subjects or persons holding relevant rights in the data for the customer’s processing. If the customer violates this provision, it shall compensate Party A, its affiliates, relevant data subjects and persons holding relevant rights in the data for resulting harm and assume full liability.

(4) If cooperation requires the customer to obtain personal information from the platform, the customer undertakes to process it within the scope of the Master Agreement, in accordance with the Data Protection Requirements, within the scope authorized by the data subject, and in accordance with the security rules and policies established by Party A and the platform, and to strictly safeguard it. Unless otherwise provided in the Master Agreement, the customer shall not subcontract the processing of such personal information to any third party without Party A’s written permission. Subject to this provision, the customer shall bear full responsibility for a third party’s data processing activities. Upon completion of the personal information processing activities described in this provision, the customer shall promptly delete the relevant personal information unless otherwise required by law or regulation.

(5) Unless Party A has given written consent, and subject strictly to the Data Protection Requirements, the scope authorized by the data subject and the purposes of the Master Agreement, the customer shall not share, provide, transfer or publicly disclose the relevant personal information to any third party or further process it beyond that scope. If transmission to a third party is necessary and permitted under this provision, the customer undertakes that such processing will not violate the Data Protection Requirements or any relevant agreement or contract between the customer and Party A or its affiliates (if any); prejudice the lawful rights or interests of Party A, its affiliates, relevant data subjects or persons holding relevant rights in the data; or exceed the scope of authorization and consent given to the customer or any other relevant party by those data subjects or persons for the customer’s processing. The customer shall strictly restrict the third party’s processing and ensure the security of the personal information. If the customer violates this provision, it shall compensate Party A, its affiliates, relevant data subjects and persons holding relevant rights in the data for resulting harm and assume full liability.

(6) During the cooperation, the customer may use technical services provided by Party A or its affiliates, such as website-building services. The customer acknowledges and confirms that, if such services involve collecting or further processing the personal information of Party A’s or its affiliates’ users or customers on any of their platforms or products, or in other scenarios, the customer shall ensure that such processing fully complies with the Data Protection Requirements. This includes providing relevant data subjects with a privacy policy or similar document as required by the Data Protection Requirements, informing them of the types of data processed, processing purposes and methods and other legally required matters, and obtaining their authorization and consent. The customer shall also provide its genuine and valid contact details so that data subjects may exercise their rights under the Data Protection Requirements.

(7) Data exchange involved in the relevant Services:

1) To facilitate placement requests and the return and display of content materials, the customer, Party A and Party A’s affiliates may, in certain circumstances, use APIs and other technical means to transmit placement request data, including unique device identifiers processed by hashing or other security measures, IP addresses, request IDs, timestamps and users’ operating-system types (“Placement Request Data”). The customer shall use Placement Request Data it receives solely to perform the purposes of the Master Agreement. Without Party A’s written permission, it shall not use the data for any other purpose or share it with, or publicly disclose it to, any other third party or affiliate. After the relevant purpose has been achieved, the customer shall promptly delete the Placement Request Data. The customer shall ensure that its data processing complies with laws and regulations and remains within the scope of users’ authorization.

2) To monitor data under the Master Agreement, the customer, Party A and Party A’s affiliates will monitor and attribute placements of content materials using tracking links and other technical means. When creating a placement unit or order, the customer configures a tracking link or tracking code or adopts another technical means. When a user is exposed to, or otherwise interacts with, the content material, the resulting monitoring data is transmitted back to the customer or a third-party monitoring agency through such means. Data in this monitoring scenario includes unique device identifiers processed by hashing or other security measures, IP addresses, request IDs, timestamps, users’ operating-system types and users’ approximate geographic locations (“Monitoring Data”). The customer shall use Monitoring Data it receives solely for data monitoring and attribution under the Master Agreement. Without Party A’s written permission, it shall not use the data for any other purpose or share it with, or publicly disclose it to, any other third party or affiliate. The customer shall promptly delete the Monitoring Data upon achieving the monitoring and attribution purposes under the Master Agreement or upon termination of the cooperation. If the customer engages a third-party monitoring company, it shall cause that agency to fulfill the foregoing obligations once those purposes have been achieved.

(8) The customer shall not use the Services under the Master Agreement or its processing of relevant data to engage in any of the following unlawful activities or activities contrary to public morals:

1) Activities relating to obscenity, pornography, gambling, superstition, terrorism, violence or fraud.

2) Activities involving expressions of discrimination based on ethnicity, race, religion, disability or illness.

3) Use of neutral technical analysis services supplied by Party A or its affiliates, including analytical reports or other services, to create audience lists involving the foregoing information or labels, produce any analytical report, promote the customer’s products or services, or use such information for any other purpose.

4) Unlawful or improper efforts to determine the identity of relevant data subjects or to infringe or disturb their privacy or peaceful enjoyment, including infringements of privacy rights specified in Article 1033 of the Civil Code of the People’s Republic of China.

(9) One purpose of Party A’s provision of the Services under the Master Agreement is to display appropriate products and services to audiences and to provide customers with marketing placement channels, rather than to improperly determine and disturb the actual identities of audience members. Party A also does not wish customers to exploit audience members’ hardships to obtain further commercial benefits through the Services. Accordingly, Party A prohibits the use of personal information or label categories relating to a data subject’s personal hardships in a way that infringes personal rights or results in unfair treatment. Moreover, audiences affected by social prejudice and discrimination may suffer adverse consequences in accessing information and may be denied fair treatment. Party A therefore prohibits the use of biased or discriminatory personal information or labels to place particular categories of products or services through the Services. If the customer violates this provision, it shall compensate Party A, its affiliates, relevant data subjects and persons holding relevant rights in the data for resulting harm and assume full liability.

(10) The customer shall not attempt to obtain relevant personal information unlawfully or by circumventing Party A’s or the platform’s security rules in violation of the Data Protection Requirements.

(11) To comply with the Data Protection Requirements and protect personal information, the customer shall adopt appropriate technical measures, such as encryption, to safeguard personal information during transmission and processing. The customer shall actively cooperate with Party A in processing personal information in a manner compliant with the Data Protection Requirements.

(12) The customer has the organizational policies and technical measures necessary under the Data Protection Requirements to safeguard personal information. If a personal information security incident occurs or may occur—including leakage, destruction, alteration, loss, unauthorized access or processing of personal information, and resulting harm to data subjects’ rights or interests—the customer shall immediately notify Party A in writing and take effective remedial measures at the earliest opportunity. If the incident is attributable to the customer, it shall independently handle resulting disputes, including complaints, administrative penalties and litigation; hold Party A, its affiliates, relevant data subjects and persons holding relevant rights in the data harmless from harm and loss; and assume full liability.

(13) The customer acknowledges and confirms that all data and information from the customer during its use of the Services under the Master Agreement will be stored on servers located in mainland China. The customer shall ensure that the data and information it provides comply with the laws, regulations and policies applicable in the customer’s locality.

(14) At Party A’s or the platform’s request, the customer shall promptly provide Party A with all information necessary to demonstrate that the customer complies with the Data Protection Requirements and processes personal information within the scope of this agreement, this Undertaking and the data subjects’ authorization. Such information includes the customer’s data security capabilities and its processing of personal information. The information and circumstances provided by the customer shall be true and accurate and shall contain no misrepresentation or concealment. Party A may conduct a security audit of the customer’s data security and data processing, and the customer shall cooperate actively.

(15) Upon expiration of the cooperation term under the Master Agreement or termination of the cooperation for any other reason, the customer undertakes to delete or destroy all personal information obtained from Party A or the platform, including original and backup data, and to ensure that the information cannot be recovered by technical means after deletion.

2. If Party B processes personal information in the course of cooperation under this agreement, Party B acknowledges and agrees that the obligations under this Undertaking shall also apply to Party B, and Party B undertakes to comply strictly with its requirements.

3. If Party B or its customer violates this Undertaking, such violation shall constitute a material breach and/or tort. Party B and its customer shall be jointly and severally liable to Party A. Party A may require Party B and/or its customer to compensate Party A, its affiliates, data subjects or third parties for all losses suffered, and may unilaterally suspend or terminate Party B’s placement requests and any cooperation with Party B. Party B shall bear full legal liability, remedy the adverse effects and properly resolve the matter.

4. This Undertaking shall survive any invalidity, suspension or termination of this agreement or the cooperation.

Customer service telephone: [*]

Party B: Beijing Haoxi Digital Technology Co., Ltd. (customer seal)

Date: November 25, 2025

ATTACHMENT 3: TERMS FOR PROGRAMMATIC PMP PLACEMENT COOPERATION

TERMS FOR PROGRAMMATIC PMP PLACEMENT COOPERATION

The following terms apply to the parties’ cooperation in programmatic PMP placements. Matters not addressed herein remain subject to the Master Agreement. The “Master Agreement” means the cooperation agreement executed by Party A and Party B identified above to which this Attachment relates.

ARTICLE 1. DEFINITIONS

1. “Traffic Trading Services” means services provided by Party A or its affiliates to traffic demand-side parties on behalf of traffic supply-side parties, including traffic access, placement of content materials, placement monitoring and financial settlement, and are also referred to as the “Services.” The system through which the Traffic Trading Services are provided is referred to as the “Traffic Trading System” or the “Traffic Trading Services Platform.”

2. “PMP” means a program under which Party A makes premium advertising inventory available to a limited number of customers or operators; the parties agree offline on the unit price, inventory and other transaction terms; and delivery occurs through a programmatic connection in real time using intelligent placement. The system providing this type of Traffic Trading Services is referred to as “PMP” or a “Private Marketplace.”

3. “Demand-Side Platform” means an online placement platform service system that provides customers with services for placing and optimizing content materials, also referred to as a “DSP” (Demand-Side Platform). Under these Terms, the Demand-Side Platform is Party B or a DSP designated by Party B that complies with this agreement.

4. “Supply-Side Platform” means a media services platform that aggregates media resources and allocates and filters programmatic placement inventory for media owners or managers, also referred to as an “SSP” (Supply-Side Platform). Under these Terms, Party A is the Supply-Side Platform.

5. “Audience” means the target group the content materials are intended to reach.

6. “Account” means the unique numerical identifier (“ACCOUNT ID”) used by the Traffic Trading System to identify Party B or Party B’s designated DSP when Party B uses the Services. The account name and password provided by Party B are associated with that Account.

ARTICLE 2. COOPERATION

1. Party B may make programmatic placements on the Traffic Trading Services Platform only through a DSP that Party A has confirmed in writing or by email and that meets Party A’s standards and requirements. Party B shall connect to Party A’s Traffic Trading System in accordance with Party A’s technical specifications, and Party A shall provide the Traffic Trading Services as stipulated in this agreement. Party B acknowledges that Party A may change or reduce the DSPs that meet Party A’s standards and requirements upon advance notice to Party B. These Terms do not constitute a warranty by Party A concerning any DSP or make Party A responsible for its conduct.

2. Party A may adjust the pricing rules and payment methods for the Traffic Trading Services in light of actual circumstances, provided that it communicates any adjustment to Party B in advance. If Party B objects, Party A shall actively seek a solution with Party B. If Party B states in writing that it does not agree to the adjustment, Party B may elect to terminate the programmatic PMP placement cooperation.

ARTICLE 3. PMP PLACEMENT SPEND REQUIREMENTS AND PAYMENT METHOD

1. For traffic transmitted by Party A’s PMP Traffic Trading Services Platform, Party B may, through a DSP complying with this agreement, decide whether to return its customer’s placement demand depending on the placement method. Each calendar month constitutes a settlement period. Party B shall ensure minimum spend of RMB 100,000 in each settlement period. A period shorter than a full calendar month is treated as a full calendar month for purposes of the minimum spend. If Party B fails to meet the minimum spend in a settlement period, it shall nevertheless settle at the minimum spend stipulated in this agreement. If Party A changes the minimum spend, it shall promptly notify Party B, and the parties confirm that Party A’s latest notice shall apply.

2. Placement methods include BPG (fixed inventory with guaranteed volume and no returns in a private programmatic transaction), PDB (fixed inventory with guaranteed volume in a private programmatic transaction), and PD (fixed inventory without guaranteed volume, with independent traffic selection in a private programmatic transaction). BPG and PDB placements shall be settled under an Order signed by the parties or confirmed by email. An Order confirmed by the parties for a PD placement is for reference only; final settlement is based on Party B’s actual spend.

3. Unit prices shall be based on Party A’s or its affiliates’ then-current published rate card.

4. Payment method:

(i) Party B shall pay Party A the service fees for PMP non-bidding placements made using the Services within the period specified below:

□ Prepayment. Party B shall pay Party A the service fees, which must be received before Party B uses the Services. Each calendar month is a settlement period. The parties may elect to reconcile the service fees incurred during each settlement period promptly, but must complete reconciliation for that period no later than the end of the next settlement period. After receiving an Order bearing Party B’s seal, a Settlement Statement bearing Party B’s seal or confirmed by Party B’s click, or service settlement data confirmed by the parties in another form (with the specific confirmation method subject to Party A’s notice), Party A shall promptly provide Party B with an invoice for an equal amount.

ARTICLE 4. TERMS FOR USE OF THE TRAFFIC TRADING SERVICES PLATFORM

1. Party B may place only its customers’ content materials through Party A’s Traffic Trading System and may not transfer the inventory under this agreement to publish information or content from another platform or system.

2. Party B warrants that it and its customers are legally qualified to publish the relevant content materials; that the goods and services featured are lawful, comply with applicable national standards and rules, have received required administrative approvals, are not counterfeit or substandard, and do not infringe any third party’s lawful rights or interests. Party B shall review the supporting documents its customers must provide under law to ensure that the content materials are lawful.

3. Party B shall ensure that it has obtained its customers’ consent to publish content materials through Party A’s Traffic Trading System, and shall review the government approvals and supporting documents required by law for its customers’ publication of such materials.

4. Before placement, Party B shall review and submit, as Party A requires, documents supporting the content materials, including the customer’s true identity information; evidence of trademark rights or authorization; evidence of copyright or authorization; authorization to use a person’s likeness; approval numbers; inspection reports; and other qualification documents substantiating the truthfulness, lawfulness and validity of the materials.

5. Party B warrants that the qualifications and content materials used for placement comply with all applicable laws, regulations, rules and binding policies, as well as Party A’s and its affiliates’ rules concerning placements and content materials, including the Ocean Engine Marketing Platform Management Rules and Ocean Engine Marketing Platform Agency Management Rules.

6. Party A will review and sample-check content materials uploaded by Party B. If they do not comply with Party A’s or its affiliates’ rules, Party A may unilaterally refuse publication, stop publication of the materials or suspend Account transactions. Party B acknowledges that Party A and the Traffic Trading System may provide the supporting documents and content materials submitted by Party B to cooperating platforms for review as required by laws and regulations.

7. If a placement link supplied by Party B becomes infected with a computer virus, Party A may suspend publication of the content material and notify Party B to remove the virus. Publication may resume only after Party B has removed the virus from its server and Party A has confirmed that the placement link is safe. The suspension is not a breach by Party A. Party B bears any resulting loss; Party A need not provide replacement publication; and Party B remains obligated to pay the full service fees under the contract.

8. To protect Party B’s rights and interests, Party A may suspend the Traffic Trading Services and notify Party B if it discovers abnormal activity in Party B’s own systems or Account.

9. Party B shall ensure that uploaded content materials are consistent with the landing page and that their overall presentation does not mislead consumers. The landing page shall not be changed during the effective display period of the materials.

10. If content materials submitted by Party B or its designated DSP violate this agreement, Party A and the cooperating platform may refuse to publish or delete them at any time after publication, and may configure the system so that none of the materials uploaded by Party B or its designated DSP are displayed, even if Party B has won a bid. Party A may also require Party B to pay liquidated damages of RMB 5,000 for each noncompliant item of information, payable separately by Party B. If Party A’s and/or the cooperating platform’s loss caused by noncompliant information from Party B or its designated DSP exceeds RMB 5,000, Party B shall pay additional compensation within five business days.

11. Data statistics: The provisions on data statistics for non-bidding placement products in Article 8, Paragraph 3 of Part II (“General Terms”) of this agreement shall apply.

ARTICLE 5. RIGHTS AND OBLIGATIONS OF THE PARTIES

1. Party B shall follow the rules published by the Traffic Trading System when adding funds, submitting bids, uploading content materials and performing other operations. Party B bears any loss arising from improper operation, including failure to follow instructions, failure to act promptly, disclosure of passwords, circumvention of security procedures, or use of malicious computer programs.

2. Party B understands and agrees that Party A and its affiliates may lawfully store Party B’s information on their servers, including the publication positions selected by Party B and the information and content it publishes.

3. Party B acknowledges and agrees that Party A makes no express or implied commitment as to audience traffic, placement results, business performance or other outcomes that Party B may obtain from the Traffic Trading Services.

4. If Party B breaches any warranty or undertaking under this agreement and Party A or a cooperating platform discovers the breach, internet users complain about Party B or its customer, or a competent authority investigates the matter, Party A may immediately and unilaterally terminate the Services to Party B without liability, in addition to the remedies under this agreement.

5. Party B shall provide Party A with true and accurate information about its customers, including their identities, addresses and placement qualifications. Party B may enter the information through an API provided by Party A, the Traffic Trading System or another method required by Party A, so that Party A may verify it from time to time or provide it to cooperating platforms or regulators. If Party B fails to submit the information promptly, or submits incomplete or inaccurate materials, Party A may immediately take down active content materials and reject all of Party B’s placement requests.

6. To modify data in its Account on Party A’s Traffic Trading System, Party B shall apply to Party A, which shall verify and make the modification.

7. Party B’s content materials published and submitted on Party A’s Traffic Trading Services Platform must identify their source.

8. If Party A breaches its obligations under this agreement and causes Party B loss, the maximum compensation shall be the bid submitted by Party B at the time (the maximum budget limit). If Party B breaches its obligations under this agreement and causes loss to Party A, its affiliates, a cooperating platform or another relevant third party, Party B shall compensate such loss, and Party A may immediately suspend or terminate its cooperation with Party B.

9. When using the Services on Party A’s Traffic Trading Services Platform, Party B shall comply with the platform rules, including the Ocean Engine Marketing Platform Agency Management Rules, Ocean Engine Marketing Platform Management Rules, operational rules and assessment rules. Updates to platform rules may be communicated to Party B through website announcements, email, in-platform notices or other means. If Party B violates Party A’s platform rules during placements, Party A and the Traffic Trading Services Platform may impose restrictions on Party B and its Account, require Party B to pay liquidated damages or compensation, suspend or terminate cooperation with Party B, and pursue Party B for breach of contract, as provided in those rules.

10. Party B shall not change content materials without authorization during a placement. If it does so, Party B shall be liable for breach: liquidated damages of RMB 20,000 for the first violation, RMB 100,000 for the second, and RMB 500,000 for the third. Upon a fourth violation, Party A may permanently cease cooperation with Party B. If Party B’s unauthorized change causes the content to violate law or rules and triggers an investigation by an administrative authority, Party B shall immediately cooperate with Party A in providing a truthful account of the circumstances, hold Party A harmless, and bear the resulting adverse consequences. If the foregoing liquidated damages are insufficient to cover Party A’s and its affiliates’ losses, Party B shall pay additional compensation.

11. Neither Party B nor its DSP interface service provider shall engage in unfair competition by providing malicious programs, spyware or any other means of traffic hijacking. If traffic hijacking by Party B or its DSP harms the lawful rights or interests of Party A or Party A’s users or customers, Party A may require Party B and its DSP to bear full legal liability.

12. Party B shall follow the customer and content-material classifications required by Party A, the Traffic Trading Services Platform and cooperating platforms. Those parties may adjust the classifications in response to business needs, market changes, laws, regulations or regulatory requirements, and Party B shall comply with the adjusted requirements. Party B undertakes not to bid on a cooperating platform using customers or content materials prohibited by that platform. Party B shall bear any loss caused to Party A, its affiliates or the cooperating platform by a violation of this provision.

13. During the parties’ cooperation, the Traffic Trading System and any information, materials, transaction records and data provided by Party A are Party A’s trade secrets, and all related intellectual property rights belong to Party A. Party B shall promptly delete such information and data. Unless Party A separately consents in writing, Party B shall not associate or map, reproduce, disseminate, process, analyze, reuse, publish or otherwise use such information or data for any purpose other than performance of this agreement, or provide it to any third party in any manner, whether the information or data is viewed as a whole, in separate portions, or combined with other information or data.

14. Party B agrees that Party A shall have no liability in any of the following circumstances: (1) failure to provide the Services not caused by the intent or negligence of Party A or the Traffic Trading System; (2) loss suffered by Party B and/or any third party due to the intent or negligence of Party B or the DPS platform; or (3) Party B’s breach of this agreement, any other agreement, contract and/or arrangement with Party A, or Party A’s platform rules concerning placements and other matters.

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Party A: Henan Ocean Engine Information Technology Co., Ltd.

(Seal of service provider)

Date: November 25, 2025

Party B: Beijing Haoxi Digital Technology Co., Ltd.

(Seal of customer)

Date: November 25, 2025